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                                                                    EXHIBIT 99.1

               EXTENDICARE HEALTH SERVICES, INC. AND SUBSIDIARIES

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

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
                                                         ADDITIONS             SUBTRACTIONS
                                                 --------------------------    ------------
                                                 PROVISIONS                                     ACCOUNTS
                                   BALANCE AT    FOR LOSSES      ADDITIONS     SUBTRACTIONS    WRITTEN OFF     BALANCE
                                   BEGINNING     ON ACCOUNTS       FROM            FROM          NET OF        AT END
ALLOWANCE FOR DOUBTFUL ACCOUNTS    OF PERIOD     RECEIVABLE     ACQUISITION    DIVESTITURE     RECOVERIES     OF PERIOD
-------------------------------    ----------    -----------    -----------    ------------    -----------    ---------
Year ended December 31, 1996...       7,196         7,293             --             --           5,186         9,303
Year ended December 31, 1997...       9,303         8,111          8,326             --           6,814        18,926
Year ended December 31, 1998...      18,926        12,698          4,683          2,724           7,684        25,899
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